Exhibit 99.1

Staples, Inc. Announces Third Quarter 2010 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--November 18, 2010--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended October 30, 2010. Total company sales of $6.5 billion for the third quarter of 2010 increased slightly compared to the third quarter of 2009. Net income for the third quarter of 2010 increased seven percent year over year to $289 million, and diluted earnings per share, on a GAAP basis, increased eight percent to $0.40 from the $0.37 achieved in the third quarter of 2009.

Adjusted diluted earnings per share of $0.41 for the third quarter of 2010 increased five percent compared to adjusted diluted earnings per share of $0.39 achieved in the third quarter of 2009. These adjusted results exclude pre-tax integration and restructuring expense of $9 million during the third quarter of 2010 and $16 million during the third quarter of 2009.

“Our growth initiatives in North America continue to gain traction, and we’re making great progress improving the profitability of our International business,” said Ron Sargent, Staples’ chairman and chief executive officer. “Our strong financial performance reflects solid execution as we invest to drive long term growth.”

On a GAAP basis, third quarter 2010 operating income rate increased 71 basis points to 7.87 percent compared to the third quarter of 2009. Excluding the impact of integration and restructuring expense, third quarter 2010 operating income rate increased 60 basis points to 8.01 percent. This increase primarily reflects improved product margins, lower delivery and distribution expense, as well as reduced amortization.

The company’s effective tax rate for the third quarter of 2010 was 37.5 percent, compared to 34.5 percent for the third quarter of 2009. The increase in the effective tax rate was due to the expiration of tax provisions this year that allow for the deferral of income tax on certain foreign earnings.

The company generated year to date free cash flow of $758 million after $246 million in capital expenditures, ending the third quarter of 2010 with $2.6 billion in liquidity, including $1.4 billion in cash and cash equivalents. During the third quarter, the company repurchased 8 million shares of common stock for $156 million.

North American Delivery

North American Delivery sales for the third quarter of 2010 were $2.5 billion, an increase of three percent in US dollars and two percent in local currency compared to the third quarter of 2009, as a result of strong customer acquisition. Operating income rate was flat at 8.85 percent compared to the third quarter of 2009. Operating income rate improvement driven by reduced amortization expense and supply chain efficiencies was offset by investments in growth initiatives.

North American Retail

North American Retail sales for the third quarter of 2010 were $2.6 billion, an increase of one percent in US dollars and flat in local currency compared to the third quarter of 2009. Comparable store sales for the third quarter of 2010 declined one percent versus the third quarter of 2009. Operating income rate increased 47 basis points to 10.58 percent compared to the third quarter of 2009. This improvement primarily reflects increased product margins, as well as reduced depreciation, offset by investments in labor. North American Retail opened 10 stores and closed one store, ending the third quarter of 2010 with 1,897 stores in North America.

International

International sales for the third quarter of 2010 were $1.4 billion, a decrease of four percent in US dollars and one percent in local currency compared to the third quarter of 2009. Top line growth in local currency in the European Contract business was more than offset by a two percent decrease in comparable store sales in Europe versus the third quarter of 2009. Operating income rate increased 150 basis points to 4.33 percent compared to the third quarter of 2009. This increase primarily reflects improvements in the European Printing Systems, European Delivery, and Australian businesses, as well as reduced amortization, somewhat offset by modest deleverage of fixed expenses on lower sales in European Retail. European Retail opened one store and closed three stores during the third quarter of 2010. The International business ended the third quarter of 2010 with 381 stores.

Outlook

For the fourth quarter of 2010, the company expects sales to increase in the low single-digits compared to the fourth quarter of 2009. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $0.38 to $0.40 for the fourth quarter of 2010. Excluding approximately $8 million of pre-tax integration and restructuring expense, or approximately $0.01 per share, the company expects to achieve adjusted diluted earnings per share for the fourth quarter of 2010 in the range of $0.39 to $0.41.

For the full year 2010, the company expects total company sales to increase in the low single-digits compared to the full year 2009. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $1.22 to $1.24 for the full year 2010. Excluding approximately $60 million of pre-tax integration and restructuring expense, or $0.05 per share, the company expects to achieve adjusted diluted earnings per share for the full year 2010 in the range of $1.27 to $1.29. The company remains on track to generate free cash flow of more than $1 billion for the full year 2010, after spending approximately $400 million on capital expenditures.

For the full year 2011, the company expects to achieve total company sales growth in the low to mid single-digits, and diluted earnings per share in the range of $1.50 to $1.60. The company expects full year 2011 earnings per share to benefit from the ongoing integration of Corporate Express, growth in high margin services business, reduced interest expense, share repurchases, as well as the expectation that its effective tax rate will return to approximately 34.5 percent. For the full year 2011, the company expects to generate more than $1 billion of free cash flow after spending approximately $500 million on capital expenditures.

Presentation of Non-GAAP Information

This press release presents certain results both with and without integration and restructuring expense associated with Corporate Express. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. Management believes that the non-GAAP financial measures presented provide a better comparison to prior periods because the adjustments do not affect the on-going operations of the combined businesses. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately according to GAAP as well as non-GAAP results and outlook, and in addition, in this press release, by presenting the most comparable GAAP measures ahead of non-GAAP measures and providing a reconciliation that indicates and describes the adjustments made.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products and services. Our broad selection of office supplies, electronics, technology and office furniture as well as business services, including computer repair and copying and printing, helps our customers run their offices efficiently. With 2009 sales of $24 billion and 91,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia serving businesses of all sizes and consumers. Staples invented the office superstore concept in 1986 and today ranks second worldwide in e-commerce sales. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions may continue to cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; our growth may strain our operations and we may not successfully integrate acquisitions to realize anticipated benefits; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risk inherent in foreign operations; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; our business may be adversely affected by the actions of and risks associated with our third-party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; technological problems may impact our operations; our information security may be compromised; various legal proceedings, third party claims, investigations or audits may adversely affect our business and financial performance; changes in federal, state or local regulations may increase our cost of doing business; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

	STAPLES, INC. AND SUBSIDIARIES
	Condensed Consolidated Balance Sheets
	(Dollar Amounts in Thousands, Except Share Data)
	(Unaudited)

	October 30,	January 30,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,369,721	$1,415,819
Receivables, net	1,995,066	1,811,365
Merchandise inventories, net	2,432,273	2,261,149
Deferred income tax asset	282,435	353,329
Prepaid expenses and other current assets	355,873	333,105
Total current assets	6,435,368	6,174,767

Property and equipment:
Land and buildings	1,075,375	1,051,391
Leasehold improvements	1,304,545	1,268,848
Equipment	2,211,215	2,035,658
Furniture and fixtures	1,012,955	966,783
Total property and equipment	5,604,090	5,322,680
Less accumulated depreciation and amortization	3,499,740	3,158,147
Net property and equipment	2,104,350	2,164,533

Lease acquisition costs, net of accumulated amortization	23,214	25,083
Intangible assets, net of accumulated amortization	537,108	579,923
Goodwill	4,108,070	4,084,122
Other assets	672,652	688,906
Total assets	$13,880,762	$13,717,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,289,351	$2,111,696
Accrued expenses and other current liabilities	1,537,407	1,603,354
Debt maturing within one year	589,643	67,269
Total current liabilities	4,416,401	3,782,319

Long-term debt	2,054,758	2,500,329
Other long-term obligations	626,838	579,746

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized;
issued 906,024,936 shares at October 30, 2010 and 896,655,170 shares at January 30, 2010	544	538
Additional paid-in capital	4,254,523	4,379,942
Accumulated other comprehensive loss	(86,992)	(89,337)
Retained earnings	6,281,488	5,869,138
Less: Treasury stock at cost - 182,487,378 shares at October 30, 2010
and 167,990,178 shares at January 30, 2010	(3,674,108)	(3,388,395)
Total Staples, Inc. stockholders' equity	6,775,455	6,771,886
Noncontrolling interests	7,310	83,054
Total stockholders' equity	6,782,765	6,854,940
Total liabilities and stockholders' equity	$13,880,762	$13,717,334

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended

	October 30,	October 31,	October 30,	October 31,
	2010	2009	2010	2009

Sales	$6,537,676	$6,518,039	$18,129,711	$17,869,377
Cost of goods sold and occupancy costs	4,733,928	4,751,836	13,244,200	13,153,015
Gross profit	1,803,748	1,766,203	4,885,511	4,716,362

Operating and other expenses:
Selling, general and administrative	1,264,676	1,256,479	3,643,169	3,616,049
Integration and restructuring costs	9,019	15,872	51,545	64,502
Amortization of intangibles	15,628	26,890	45,913	75,405
Total operating expenses	1,289,323	1,299,241	3,740,627	3,755,956

Operating income	514,425	466,962	1,144,884	960,406

Other (expense) income:
Interest income	2,045	1,364	5,706	4,366
Interest expense	(52,775)	(58,016)	(161,418)	(179,447)
Other (expense) income	(1,824)	8,266	(7,059)	5,984
Consolidated income before income taxes	461,871	418,576	982,113	791,309
Income tax expense	173,201	144,409	368,293	273,002
Consolidated net income	288,670	274,167	613,820	518,307
(Loss) income attributed to the noncontrolling interests	(10)	4,786	6,614	13,551
Net income attributed to Staples, Inc.	$288,680	$269,381	$607,206	$504,756

Earnings Per Share:

Basic earnings per common share	$0.40	$0.38	$0.85	$0.71

Diluted earnings per common share	$0.40	$0.37	$0.83	$0.70

Dividends declared per common share	$0.09	$0.08	$0.27	$0.25

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended
	October 30,	October 31,
	2010	2009
Operating Activities:
Consolidated net income, including income from the noncontrolling interests	$613,820	$518,307
Adjustments to reconcile net income attributed to the controlling interests to net cash provided by operating activities:
Depreciation and amortization	371,279	411,330
Stock-based compensation	109,209	132,539
Deferred tax expense (income)	152,505	(38,028)
Excess tax benefits from stock-based compensation arrangments	-	(2,161)
Other	(2,725)	26,231
Changes in assets and liabilities:
(Increase) decrease in receivables	(145,644)	23,072
(Increase) decrease in merchandise inventories	(134,132)	160,935
(Increase) decrease in prepaid expenses and other assets	(17,307)	218,917
Increase in accounts payable	151,913	129,752
Decrease in accrued expenses and other current liabilities	(141,484)	(21,307)
Increase in other long-term obligations	46,654	27,700
Net cash provided by operating activities	1,004,088	1,587,287

Investing Activities:
Acquisition of property and equipment	(245,802)	(191,149)
Acquisition of businesses, net of cash acquired	(39,065)	-
Net cash used in investing activities	(284,867)	(191,149)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans	43,868	70,061
Repayments of commercial paper, net of proceeds from issuances	-	(1,195,557)
Proceeds from borrowings	175,035	1,176,330
Payments on borrowings, including payment of deferred financing fees	(151,068)	(911,979)
Purchase of noncontrolling interest	(360,595)	-
Cash dividends paid	(194,856)	(177,323)
Excess tax benefits from stock-based compensation arrangments	-	2,161
Purchase of treasury stock, net	(285,713)	(28,382)
Net cash used in financing activities	(773,329)	(1,064,689)

Effect of exchange rate changes on cash and cash equivalents	8,010	69,924

Net (decrease) increase in cash and cash equivalents	(46,098)	401,373
Cash and cash equivalents at beginning of period	1,415,819	633,774
Cash and cash equivalents at end of period	$1,369,721	$1,035,147

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended

	October 30,	October 31,	October 30,	October 31,
	2010	2009	2010	2009
Sales:
North American Delivery	$2,537,094	$2,474,424	$7,359,175	$7,215,632
North American Retail	2,644,347	2,628,873	6,967,106	6,790,476
International Operations	1,356,235	1,414,742	3,803,430	3,863,269
Total sales	$6,537,676	$6,518,039	$18,129,711	$17,869,377

Business Unit Income:
North American Delivery	$224,613	$219,003	$634,550	$564,554
North American Retail	279,640	265,743	561,883	528,965
International Operations	58,771	40,069	109,205	63,928
Total business unit income	563,024	524,815	1,305,638	1,157,447
Stock-based compensation	(39,580)	(41,981)	(109,209)	(132,539)
Total segment income	523,444	482,834	1,196,429	1,024,908
Interest and other expense, net	(52,554)	(48,386)	(162,771)	(169,097)
Integration and restructuring costs	(9,019)	(15,872)	(51,545)	(64,502)
Consolidated income before income taxes	$461,871	$418,576	$982,113	$791,309

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	October 30, 2010				October 31, 2009
	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %

Sales	$6,537,676	$-	$6,537,676	100.00%	$6,518,039	$-	$6,518,039	100.00%
Cost of goods sold and occupancy costs	4,733,928	-	4,733,928	72.41%	4,751,836	-	4,751,836	72.90%
Gross profit	1,803,748	-	1,803,748	27.59%	1,766,203	-	1,766,203	27.10%

Operating and other expenses:
Selling, general and administrative	1,264,676	-	1,264,676	19.34%	1,256,479	-	1,256,479	19.28%
Integration and restructuring costs	9,019	(9,019)	-	0.00%	15,872	(15,872)	-	0.00%
Amortization of intangibles	15,628	-	15,628	0.24%	26,890	-	26,890	0.41%
Total operating expenses	1,289,323	(9,019)	1,280,304	19.58%	1,299,241	(15,872)	1,283,369	19.69%

Operating income	514,425	9,019	523,444	8.01%	466,962	15,872	482,834	7.41%

Interest and other expense, net	52,554	-	52,554	0.80%	48,386	-	48,386	0.74%
Consolidated income before income taxes	461,871	9,019	470,890	7.20%	418,576	15,872	434,448	6.67%
Income tax expense	173,201	3,382	176,583	2.70%	144,409	5,476	149,885	2.30%
Consolidated net income	288,670	5,637	294,307	4.50%	274,167	10,396	284,563	4.37%
(Loss) income attributed to the noncontrolling interests	(10)	-	(10)	0.00%	4,786	-	4,786	0.07%
Net income attributed to Staples, Inc.	$288,680	$5,637	$294,317	4.50%	$269,381	$10,396	$279,777	4.29%

Earnings Per Share:

Basic earnings per common share	$0.40	$0.01	$0.41		$0.38	$0.01	$0.39

Diluted earnings per common share	$0.40	$0.01	$0.41		$0.37	$0.02	$0.39

Weighted average shares outstanding:

Basic	714,180,111				711,396,783

Diluted	721,832,928				722,621,780

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	39 Weeks Ended
	October 30, 2010				October 31, 2009
	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %

Sales	$18,129,711	$-	$18,129,711	100.00%	$17,869,377	$-	$17,869,377	100.00%
Cost of goods sold and occupancy costs	13,244,200	-	13,244,200	73.05%	13,153,015	-	13,153,015	73.61%
Gross profit	4,885,511	-	4,885,511	26.95%	4,716,362	-	4,716,362	26.39%

Operating and other expenses:
Selling, general and administrative	3,643,169	-	3,643,169	20.10%	3,616,049	-	3,616,049	20.24%
Integration and restructuring costs	51,545	(51,545)	-	0.00%	64,502	(64,502)	-	0.00%
Amortization of intangibles	45,913	-	45,913	0.25%	75,405	-	75,405	0.42%
Total operating expenses	3,740,627	(51,545)	3,689,082	20.35%	3,755,956	(64,502)	3,691,454	20.66%

Operating income	1,144,884	51,545	1,196,429	6.60%	960,406	64,502	1,024,908	5.74%

Interest and other expense, net	162,771	-	162,771	0.90%	169,097	-	169,097	0.95%
Consolidated income before income taxes	982,113	51,545	1,033,658	5.70%	791,309	64,502	855,811	4.79%
Income tax expense	368,293	19,329	387,622	2.14%	273,002	22,253	295,255	1.65%
Consolidated net income	613,820	32,216	646,036	3.56%	518,307	42,249	560,556	3.14%
Income attributed to the noncontrolling interests	6,614	-	6,614	0.04%	13,551	-	13,551	0.08%
Net income attributed to Staples, Inc.	$607,206	$32,216	$639,422	3.53%	$504,756	$42,249	$547,005	3.06%

Earnings Per Share:

Basic earnings per common share	$0.85	$0.04	$0.89		$0.71	$0.06	$0.77

Diluted earnings per common share	$0.83	$0.05	$0.88		$0.70	$0.06	$0.76

Weighted average shares outstanding:

Basic	717,487,062				708,019,523

Diluted	727,905,694				720,011,303

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended October 30, 2010

	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	2.5%	(0.3%)	2.2%
North American Retail	0.6%	(1.0%)	(0.4%)
International Operations	(4.1%)	3.4%	(0.7%)
Total sales	0.3%	0.2%	0.5%

	39 Weeks Ended October 30, 2010

	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	2.0%	(0.8%)	1.2%
North American Retail	2.6%	(2.2%)	0.4%
International Operations	(1.5%)	(0.7%)	(2.2%)
Total sales	1.5%	(1.3%)	0.2%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance.
To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into
U.S. dollars at the prior year average monthly exchange rates.

CONTACT:
Staples, Inc.
Media Contact:
Owen Davis, 508-253-8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers
508-253-4080/4632